                                                                   EXHIBIT 99.1


[FELCOR LODGING TRUST LETTERHEAD]


FOR IMMEDIATE RELEASE:


                   FELCOR REPORTS FIRST QUARTER 2003 RESULTS
            - ANNOUNCES CLOSING OF $150 MILLION OF SECURED FINANCING

         IRVING, TEXAS...APRIL 30, 2003 - FelCor Lodging Trust Incorporated (NYSE: FCH), the nation's second largest hotel real estate investment trust
(REIT), today reported operating results for the first quarter ended March 31, 2003.

FIRST QUARTER RESULTS:

         FelCor's first quarter revenues were $307.3 million, which reflected a decline of 17.5 million, or 5.4 percent, compared to the first quarter in 2002. The decrease was primarily related to a 5.3 percent decline in the hotel portfolio's revenue per available room ("RevPAR"). For the quarter, occupancy decreased 1.2 percent, to 60.0 percent, and average daily rate ("ADR") decreased 4.1 percent, to $96.92, compared to the same quarter of 2002.

         The operating margin for FelCor's hotels during the first quarter 2003 was 29.0 percent, which reflected a 460 basis point decrease, compared to the same period in 2002. The deterioration in margins principally resulted from the
4.1 percent decline in ADR, coupled with increases in insurance, marketing, and energy costs for the quarter, compared to first quarter of 2002.

         FelCor's first quarter 2003 Funds From Operations ("FFO") was $9.6 million, or $0.15 per share. FFO for the same period last year was $29.3 million, or $0.44 per share. First quarter 2003 Earnings Before Interest, Taxes, Depreciation, Amortization ("EBITDA") totaled $59.8 million, compared to $77.2 million for first quarter of 2002. For the quarter, FelCor reported a net loss of $27.8 million, or a loss of $0.48 per share, compared to a first quarter 2002 net loss of $12.3 million, or $0.23 per share. The Company's operating results included a $953,000 gain on the early extinguishment of debt.

         "Sustained economic weakness and war-related uncertainties adversely affected FelCor's and the lodging industry's operating results for the first quarter. With the effective end of the war in Iraq and the reduction in the threat advisory level to "yellow" from "orange", we are seeing some recovery in forward bookings," said Thomas J. Corcoran, Jr., FelCor's President and CEO.

CAPITAL STRUCTURE:

         On April 24, 2003, FelCor completed a $150 million non-recourse loan, at a spread over LIBOR of 250 basis points, which is secured by 10 full service hotels. The term of the loan is three years with two, one-year extension options. The proceeds were used to pay off all outstanding borrowings under FelCor's unsecured line of credit. FelCor also has reduced its line of credit from $300 million to $150 million in total commitments.


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
FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 2


         In April, FelCor announced the refinancing of $16 million of secured debt that was to mature in late 2003. In the first quarter, FelCor also prepaid $6 million in secured debt that was scheduled to mature this year. FelCor has no remaining debt maturing during 2003, other than $11 million in normal recurring principal payments.

         At March 31, 2003, FelCor had $2.0 billion of debt outstanding, and $156 million in cash and cash equivalents. The weighted average life of FelCor's debt is six years. The Company's next significant debt maturity is its $175 million of senior notes that will mature in October 2004. FelCor expects to meet this obligation from excess cash on hand, future cash flow from operations, its additional secured debt capacity, and from the proceeds of non-strategic hotel sales.

         "We have strengthened our financial position with the closing on our previously announced $150 million of secured debt financing, the reduction of our 2003 maturities, and the pay down of our line of credit. FelCor continues to hold excess cash and our balance sheet is in good shape," said Richard J. O'Brien, FelCor's Executive Vice President and Chief Financial Officer.

OTHER HIGHLIGHTS:

         FelCor declared and paid first quarter dividends on its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.

         In February, FelCor announced plans to dispose of 33 non-strategic hotels over 36 months. These non-strategic hotels generally include smaller properties in secondary and tertiary locations. FelCor has announced the selected brokers to market 27 of these hotels. A listing of these hotels actively being marketed can be found on FelCor's Web site at www.felcor.com on the `Hotels' page.

         In March, FelCor converted an independently branded hotel in Dallas, Texas, to a Staybridge Suites(R) hotel.

         In April, FelCor completed the conversion of the 385-room Hilton Myrtle Beach Resort, following a $15 million renovation of the former Wyndham(R)-affiliated property. The resort is located on the ocean at the north end of Myrtle Beach and is adjacent to FelCor's Kingston Plantation complex, one of the largest and most comprehensive resort destination properties on the East Coast.

2003 GUIDANCE:

         Due to the uncertainties of the impact of the war in Iraq, heightened terrorism alerts, SARS and the impact of these events on the nation's economy, it is difficult to provide meaningful earnings guidance.

         Our current estimates for the second quarter and full year 2003 for recurring operating results, are as follows:

                                       SECOND QUARTER                     2003
                                       --------------                     ----

         RevPAR                        down 7% to 8%               down 3% to 4%
         Operating margin              decrease 3% to 4%           decrease 2.25% to 2.75%
         FFO per share                 $0.34 to $0.42              $0.80 to $0.95
         EBITDA                        $72 to $77 million          $252 to $260 million
         Net loss per share            $0.24 to $0.32              $1.60 to $1.75


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FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 3


         Non-GAAP estimates of FFO and EBITDA are derived from our estimate of net loss applicable to common shareholders. Estimated FFO per share and unit was computed by dividing estimated FFO by today's weighted average shares and units outstanding. Estimated FFO was computed by taking estimated net loss applicable to common shareholders, adding forecasted depreciation expense ($40 million for the second quarter and $157 million for the year) and deducting forecasted minority interest in FelCor LP ($1 million for the second quarter and $5 million for the year). To derive estimated EBITDA, FelCor started with estimated FFO and added back interest expense ($43 million for the second quarter and $173 million for the year), amortization ($0.5 million for the second quarter and $2 million for the year) and preferred stock dividends ($7 million for the second quarter and $27 million for the year).

         FelCor's estimated RevPAR decline for the month of April is approximately 10.5 to 11.5 percent. The RevPAR decline is the direct result of reduced travel during the war in Iraq, the lack of comparability due to the occurrence of Easter in April 2003, as compared to March in 2002, and the continued economic softness.

         FelCor announced the suspension of its common dividend on February 4, 2003, and does not expect to pay a common dividend during 2003. FelCor's decision regarding future dividends on its preferred stock will be made quarterly, based on hotel operating results and its then estimates of the minimum distributions required to maintain its REIT status.

         The Company currently anticipates that its 2003 total capital expenditures will be between $60 and $70 million.

         FelCor has published its First Quarter 2003 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter ended March 31, 2003. Investors are encouraged to access the Supplemental Information on the Company's Web site at www.felcor.com, on its Investor Relations page in the "Financial Reports" section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Director of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

         FelCor is the nation's second largest lodging REIT and the nation's largest owner of full service, all-suite hotels. FelCor's consolidated portfolio is comprised of 169 hotels, located in 35 states and Canada. FelCor owns 77 upscale, all-suite hotels, and is the largest owner of Embassy Suites(R) and Doubletree Guest Suites(R) hotels. FelCor's portfolio also includes hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $2.8 billion. Additional information can be found on the Company's Web site at www.felcor.com.

         FelCor invites you to listen to its first quarter 2003 conference call on Thursday, May 1, 2003, at 10:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor's website and click on the conference call microphone icon on either the Investor Relations or FelCor News pages. A phone replay will be available from Thursday, May 1, 2003, at 12:00 p.m. (Central Standard Time), through Friday, May 30, 2003, at 7:00 p.m. (Central Standard Time), by dialing 416-695-6012 (access code is 2488). A recording of the call also will be archived and available at www.felcor.com.


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FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 4


          With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the timing and magnitude of any recovery from the current soft economy, the continuing impact of the war in Iraq, future acts of terrorism, the impact of SARS on the travel industry, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.


Contact:
Thomas J. Corcoran, Jr., President and CEO                (972) 444-4901    tcorcoran@felcor.com
Richard J. O'Brien, Executive Vice President and CFO      (972) 444-4932    robrien@felcor.com
Monica L. Hildebrand, Vice President of Communications    (972) 444-4917    mhildebrand@felcor.com
Stephen A. Schafer, Director of Investor Relations        (972) 444-4912    sschafer@felcor.com


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FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 5


                   RESULTS OF OPERATIONS - THREE MONTHS ENDED
                     (in thousands, except per share data)


                                                                      THREE MONTHS
                                                                     ENDED MARCH 31,
                                                               ---------------------------
                                                                  2003             2002
                                                               ---------         ---------

Revenues:
   Hotel operating revenue:
     Room                                                      $ 242,972         $ 257,230
     Food and beverage                                            47,914            50,691
     Other operating departments                                  16,060            16,219
   Retail space rental and other revenue                             400               670
                                                               ---------         ---------
         Total revenues                                          307,346           324,810
                                                               ---------         ---------

Expenses:
   Hotel departmental expenses:
     Room                                                         63,464            63,233
     Food and beverage                                            38,939            39,991
     Other operating departments                                   7,516             7,316
   Other property related costs                                   91,824            89,160
   Management and franchise fees                                  16,310            15,648
   Taxes, insurance and lease expense                             32,533            34,570
   Corporate expenses                                              3,423             3,746
   Depreciation                                                   36,107            38,618
                                                               ---------         ---------
         Total operating expenses                                290,116           292,282
                                                               ---------         ---------

Operating income                                                  17,230            32,528
   Interest expense, net                                         (40,253)          (41,196)
   Gain on early extinguishment of debt                              953
                                                               ---------         ---------

Loss before equity in income (loss) from unconsolidated
         entities and minority interests                         (22,070)           (8,668)
   Equity in income (loss) from unconsolidated entities             (148)            1,221
   Minority interests                                              1,127             1,301
                                                               ---------         ---------
Net loss                                                         (21,091)           (6,146)
   Preferred dividends                                            (6,726)           (6,150)
                                                               ---------         ---------
Net loss applicable to common stockholders                     $ (27,817)        $ (12,296)
                                                               =========         =========

Basic and diluted per common share data:
   Net loss applicable to common stockholders                  $   (0.48)        $   (0.23)
                                                               =========         =========
   Weighted average common shares outstanding                     58,532            52,717


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FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 6


                        RECONCILIATION OF FFO AND EBITDA
                 (in thousands, except per share and unit data)

                                                                                  THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                               -------------------------
                                                                                 2003            2002
                                                                               --------         --------

FUNDS FROM OPERATIONS (FFO)
Net loss                                                                       $(21,091)        $ (6,146)
Depreciation                                                                     36,107           38,618
Depreciation from unconsolidated entities                                         2,859            2,178
Preferred dividends:
   Series A preferred dividends                                                  (2,915)              --
   Series B preferred dividends                                                  (3,811)          (3,234)
Minority interest in FelCor LP                                                   (1,557)          (2,087)
                                                                               --------         --------
FFO (a)                                                                        $  9,592         $ 29,329
                                                                               ========         ========
FFO per common share and unit                                                  $   0.15         $   0.44
                                                                               ========         ========
Basic and diluted net loss per common share                                    $  (0.48)        $  (0.23)
                                                                               ========         ========

Weighted average common shares outstanding                                       58,532           52,717
Weighted average FelCor LP units outstanding                                      3,289            9,005
Conversion of Series A preferred shares                                              --            4,636
Conversion of options and stock grants                                              309              357
                                                                               --------         --------
Weighted average common shares and units outstanding                             62,130           66,715
                                                                               ========         ========

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
FFO                                                                            $  9,592         $ 29,329
Interest expense                                                                 40,628           41,775
Interest expense from unconsolidated entities                                     2,339            2,359
Amortization expense                                                                516              509
Preferred dividends:
   Series A preferred dividends                                                   2,915               --
   Series B preferred dividends                                                   3,811            3,234
                                                                               --------         --------
EBITDA (a)                                                                     $ 59,801         $ 77,206
                                                                               ========         ========

(a)      Includes a $953,000 gain on early extinguishment of debt.

         Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company's operations. We consider FFO and EBITDA to be key measures of a REIT's performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

         The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

          In the future, to the extent that FelCor's FFO, computed in accordance with the NAREIT White Paper, contains gains, losses or other charges that are appropriately identified as non-recurring items, we presently intend to provide, supplemental adjustments to eliminate such non-recurring items and to reflect recurring FFO.


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FelCor Lodging Trust First Quarter 2003 Operating Results
April 30, 2003
Page 7


                          SELECTED BALANCE SHEET DATA
                                 (in thousands)

                                                               MARCH 31,         DECEMBER 31,
                                                                2003                2002
                                                             -----------         -----------

Investment in hotels, net of accumulated depreciation        $ 4,286,018         $ 4,255,618
Accumulated depreciation                                        (819,094)           (782,166)
                                                             -----------         -----------
Investments in hotels                                        $ 3,466,924         $ 3,473,452
                                                             ===========         ===========

Total cash and cash equivalents                              $   155,671         $    66,542
Total assets                                                   3,872,888           3,780,363
Total debt                                                     2,017,294           1,877,134
Total stockholders' equity                                   $ 1,594,052         $ 1,616,817


                                      ###